UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2013, Tower Group International, Ltd. (“Tower” or the “Company”) issued a press release stating that it had reached a determination to restate Tower’s audited annual consolidated financial statements as of and for the years ended December 31, 2011 and 2012 contained in Amendment No. 1 to Tower’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 13, 2013 (the “2012 Form 10-K/A”), and that such financial statements should no longer be relied upon. In addition, Tower will revise its (i) audited annual consolidated financial statements for the year ended December 31, 2010 contained in the 2012 Form 10-K/A and (ii) unaudited interim consolidated financial statements as of and for the three months ended March 31, 2013 and 2012 contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed with the SEC on May 10, 2013 (the “First Quarter 2013 Form 10-Q”). Following management review of the matter with the Audit Committee of Tower’s Board of Directors (the “Audit Committee”), and upon management’s recommendation, the Audit Committee reached a conclusion on November 7, 2013 that previously issued financial statements of the Company covering one or more periods for which the Company is required to provide financial statements need to be revised or restated and/or may no longer be relied upon because of the inadvertent mistakes described below and in Tower’s press release attached hereto. At such meeting, the Audit Committee authorized the Company’s Chief Financial Officer and Principal Accounting Officer to determine, in consultation with the Company’s independent registered public accounting firm, the specific financial statements that should be revised or restated and/or should no longer be relied upon. Acting upon such authority, on November 12, 2013, these officers reached a conclusion, and advised Tower’s Board of Directors, as to the specific financial statements that need to be so revised or restated and/or should no longer be relied upon, as described above. The Company had previously determined and announced on October 7, 2013 that its June 30, 2013 loss reserves were strengthened by approximately $365 million. The Company then undertook to review its reserve analyses for prior years. During this evaluation, the Company considered its historical loss reserve analyses and the analyses of its independent actuaries and reviewed and discussed its conclusions with its independent registered public accounting firm. Upon completion of this evaluation, the Company determined that inadvertent mistakes in classification of insurance premiums by line of business used in the loss reserving process resulted in (1) an increase in the loss and loss adjustment expenses of $9.6 million, $21.7 million and $5.7 million, for the years ended December 31, 2012, 2011 and 2010, respectively, and (2) a decrease in the reinsurance recoverables on unpaid losses asset balance by $37.0 million, $27.4 million and $5.7 million as of December 31, 2012, 2011 and 2010, respectively.

In addition, subsequent to the announcement on October 7, 2013, the Company identified errors in its historical premiums receivable balances due to inadvertent mistakes in its premiums receivable reconciliation process. This resulted in (1) a decrease of premiums receivable asset balance of $11.0 million, $10.0 million, $5.6 million and $7.2 million as of the years ended December 31, 2012, 2011, 2010 and 2009, respectively, and (2) an increase (decrease) of other operating expenses of $1.0 million, $4.4 million, ($1.6) million and $7.2 million for the years ended December 31, 2012, 2011, 2010 and 2009, respectively. The Company also will correct other immaterial adjustments that were initially recorded in the period they were identified.

Tower was not aware of these inadvertent mistakes when it announced the reserve charge on October 7, 2013. Correction of these errors does not increase the previously announced charge of approximately $365 million.

Management has concluded, as a result of the items discussed above, that material weaknesses exist in internal controls over financial reporting related to the Company’s loss reserving and premiums receivable reconciliation processes and as a result has now concluded the Company’s internal control over financial reporting was not effective as of December 31, 2012 and its disclosure controls procedures were not effective as of December 31, 2012 and March 31, 2013. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The information above is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

See Item 4.02(a) below for additional information about the restatements, revisions and related matters. A copy of Tower’s press release announcing the restatement is attached hereto as Exhibit 99.1 and incorporated by reference herein. This Press Release also discloses Tower’s unaudited consolidated balance sheet as of June 30, 2013. The Press Release attached hereto as Exhibit 99.1 and the financial data as of June 30, 2013 attached hereto as Exhibit 99.2 are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

This Current Report on Form 8-K (including the Exhibit hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Tower’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Please refer to Tower’s filings with the SEC, including among others Amendment No. 1 to Tower’s Annual Report on Form 10-K filed on March 13,

2013 and its subsequent filing on Form 10-Q on May 10, 2013, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Following management review of the matter with the Audit Committee, and upon management’s recommendation, the Audit Committee concluded on November 7, 2013 that previously issued financial statements of the Company covering one or more periods for which the Company is required to provide financial statements need to be revised or restated and/or may no longer be relied upon because of the inadvertent mistakes described below and in Tower’s press release attached hereto. At such meeting, the Audit Committee authorized the Company’s Chief Financial Officer and Principal Accounting Officer to determine, in consultation with the Company’s independent registered public accounting firm, the specific financial statements that should be revised or restated and/or should no longer be relied upon. Acting upon such authority, on November 12, 2013, these officers concluded, and advised Tower’s Board of Directors, that the audited consolidated financial statements as of and for the years ended December 31, 2011 and 2012 contained in the 2012 Form 10-K/A require restatement to correct inadvertent mistakes discussed below and in Tower’s press release attached hereto, and therefore should no longer be relied upon. In addition, these officers advised the Board of Directors that Tower should revise its (i) audited annual consolidated financial statements for the year ended December 31, 2010 contained in the 2012 Form 10-K/A and (ii) unaudited interim consolidated financial statements for the three months ended March 31, 2013 and 2012 contained in the First Quarter Form 10-Q. The Company had previously determined and announced on October 7, 2013 that its June 30, 2013 loss reserves were strengthened by approximately $365 million. The Company then undertook to review its reserve analyses for prior years. During this evaluation, the Company considered its historical loss reserve analyses and the analyses of its independent actuaries and reviewed and discussed its conclusions with its independent registered public accounting firm. Upon completion of this evaluation, the Company determined that inadvertent mistakes in classification of insurance premiums by line of business used in the loss reserving process resulted in (1) an increase in the loss and loss adjustment expenses of $9.6 million, $21.7 million and $5.7 million, for the years ended December 31, 2012, 2011 and 2010, respectively, and (2) a decrease in the reinsurance recoverables on unpaid losses asset balance by $37.0 million, $27.4 million and $5.7 million as of December 31, 2012, 2011 and 2010, respectively.

In addition, subsequent to the announcement on October 7, 2013, the Company identified errors in its historical premiums receivable balances due to inadvertent mistakes in its premiums receivable reconciliation process. This resulted in (1) a decrease of premiums receivable asset balance of $11.0 million, $10.0 million, $5.6 million and $7.2 million as of the years ended December 31, 2012, 2011, 2010 and 2009, respectively, and (2) an increase (decrease) of other operating expenses of $1.0 million, $4.4 million, ($1.6) million and $7.2 million for the years ended December 31, 2012, 2011, 2010 and 2009, respectively. The Company also will correct other immaterial adjustments that were initially recorded in the period they were identified.

Management has concluded that as a result of the items discussed above, material weaknesses exist in internal controls over financial reporting relating to the Company’s loss reserving and premiums receivable reconciliation processes and as a result has now concluded the Company’s internal control over financial reporting was not effective as of December 31, 2012 and its disclosure controls procedures were not effective as of December 31, 2012 and March 31, 2013. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The Company experienced significant losses and reductions of statutory surplus in its insurance subsidiaries in 2013 and there are currently no commitments or assurances to raise additional capital, execute strategic alternatives or to liquidate certain investments at prices sufficient to repay the outstanding balance under the credit facility. Consequently, there is substantial doubt about the Company’s ability to continue as a going concern. Should the Company no longer be able to continue to support its capital or liquidity needs, or should the Company be unable to successfully execute the above mentioned initiatives, the above items would have a material adverse effect on its business, results of operations and financial position.

The Audit Committee and management of Tower have discussed the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a) with Tower’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 8.01	Other Events.

On November 4, 2013, the Company received a letter from the NASDAQ Stock Market granting the Company an exception until November 29, 2013 in order for the Company to file its Quarterly Report on Form 10-Q for the period ended June 30, 2013 and regain compliance with NASDAQ’s listing rules.

On November 7, 2013, the Company’s Board of Directors determined it would not declare and pay a dividend to holders of Tower’s Common Shares in the fourth quarter of 2013.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 14, 2013

99.2	Selected Financial Information as of June 30, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER GROUP INTERNATIONAL, LTD.

Date: November 14, 2013	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 14, 2013

99.2	Selected Financial Information as of June 30, 2013